Date:	March 11, 2010

From:	Barclays Capital Inc, GE Capital Markets, Deutsche Bank Securities Inc. and
RBC Capital Markets

To:	Prospective Lenders

Subject:	RadNet, Inc. Lenders’ Meeting

Ladies and Gentlemen:

On behalf of RadNet, Inc. (“RadNet” or the “Company”), Barclays Capital, GE Capital Markets, Deutsche Bank Securities Inc. and RBC Capital Markets are pleased to invite your institution to participate in a lenders’ presentation on Tuesday, March 16th at 12:30PM.

In addition the Company will be holding its 2009 Fourth Quarter and Year End Financial Results Conference Call at 10:00 am EST on Monday, March 15th.  The Dial-in number for the earnings conference call is 1-877-795-3613 (domestic) and 1-719-325-4835 (international).

Details of the Lenders’ Meeting are as follows:

Date:	Tuesday, March 16, 2010

Time:	Registration will begin at 12:30 PM (EST) Presentation will begin promptly at 1:00 PM (EST)

Where:	The New York Palace 455 Madison Avenue (Corner of 51st Street) Villard Ballroom (2nd Floor) New York, NY 10022

Conference Call Detail:	Public Dial In: Toll Free: (877) 651 9281 International : (706) 758 6634 ID: 62202270

Call Replay (available two hours following the meeting)	Public Replay: Toll Free: (800) 642 1687 International : (706) 645 9291 ID: 62202270

RSVP:	Please confirm your attendance by returning the attached Investor Reply Form by 12:00 PM (EST) on Monday, March 15, 2010. Please include the names of the people who will be attending the meeting.

On behalf of RadNet, we look forward to seeing you on Tuesday.

INVESTOR REPLY FORM

ATTENTION:	Nancy Fucci- 212-526-0129

EMAIL:	Nancy.Fucci@barcap.com

FAX:	(212) 519 1084

Please confirm your attendance by returning the attached Investor Reply Form by 12:00 PM (EST) on Monday, March 15, 2010.

	Lenders’ Meeting	Conference Call
Name:	☐	☐
Institution:
Phone:
Fax:
Email:
	Lenders’ Meeting	Conference Call
Name:	☐	☐
Institution:
Phone:
Fax:
Email:
	Lenders’ Meeting	Conference Call
Name:	☐	☐
Institution:
Phone:
Fax:
Email: